Exhibit 99.1

Aethlon Medical Announces Fiscal First Quarter Financial Results and Provides Corporate Update

Conference Call to be Held Today at 4:30 p.m. ET

SAN DIEGO, August 10, 2023 -- Aethlon Medical, Inc. (Nasdaq: AEMD), a medical therapeutic company focused on developing products to treat cancer and life threatening infectious diseases, today reported financial results for its fiscal first quarter ended June 30, 2023 and provided an update on recent developments.

Company Updates

Aethlon Medical is continuing the research and clinical development of its Hemopurifier®, a therapeutic blood filtration system that can bind and remove harmful exosomes and life-threatening viruses from blood. Aethlon also recently announced that it is investigating the use of the Hemopurifier in the organ transplant setting, initially focusing on the potential removal of harmful viruses and exosomes from recovered kidneys. These qualities of the Hemopurifier have potential applications in oncology, where cancer associated exosomes may promote immune suppression and metastasis, and in life-threatening infectious diseases and the organ transplant field.

The company’s ongoing COVID-19 trial in India, for patients in the intensive care unit (ICU) at Medanta Medicity Hospital, remains open for enrollment, with one patient treated to date. In May 2023, a second clinical site, Maulana Azad Medical College (MAMC), received Ethics Board Approval to participate in the trial and site activation activities are currently underway. Patients with COVID-19 infections that require hospitalization continue to occur in India, and the addition of MAMC as a second, high quality clinical site, may improve the enrollment of patients who go on to require ICU care for severe infection.

In the oncology indication, Aethlon Medical continues to work with its contract research organization, North American Science Associates, LLC (NAMSA), to initiate a clinical study in Australia; specifically, a safety, feasibility and dose finding trial in solid tumors failing treatment with anti-PD-1 antibodies. Aethlon Medical believes that the data generated from this trial will help inform the design of future oncology efficacy trials of the company’s Hemopurifier. Ongoing activities include site identification and qualification, finalization of necessary documents for Ethics Board submission, case report form development and selection of a Data Safety Monitoring Board.

The company recently announced that it has begun investigating the use of the Hemopurifier in the organ transplant setting. The objective is to confirm that the Hemopurifier, in translational studies, when incorporated into a machine perfusion organ preservation circuit, can remove harmful viruses and exosomes from recovered kidneys. In July, the company signed a research collaboration agreement with 34 Lives, PBC, to investigate the use of our proprietary Hemopurifier and 34 Lives' organ evaluation and preservation system, with the goal of increasing the supply of useable donated kidneys for human transplant. The company has previously demonstrated the removal of multiple viruses and exosomes from buffer solutions, in vitro, utilizing a scaled-down version of our Hemopurifier. This process may potentially reduce complications following transplantation of the recovered organ, which can include viral infection, delayed graft function and rejection. The company believes that this new approach could be additive to existing technologies that currently are in place to meaningfully increase the number of viable kidneys for transplant.

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Financial Results for the First Quarter Ended June 30, 2023

As of June 30, 2023, Aethlon Medical had a cash balance of approximately $12.9 million.

During the first quarter ended June 30, 2023, the company raised net proceeds of approximately $1.1 million under the company’s at-the-market agreement with H. C. Wainwright & Co.

Consolidated operating expenses for the three months ended June 30, 2023 were approximately $3.4 million, compared to $2.9 million for the three months ended June 30, 2022. This increase of approximately $0.5 million, or 17.3%, in the 2023 period was due to increases in general and administrative expenses of approximately $276,000, professional fees of $133,000 and in payroll and related expenses of approximately $91,000.

The $276,000 increase in general and administrative expenses was primarily due to a combination of factors. Those factors included a $344,000 increase in purchase of raw materials for production of the company’s Hemopurifier, $133,000 increase related to the Australian subsidiary’s activities, a $105,000 increase in depreciation and equipment maintenance associated with leasehold improvements and new equipment for manufacturing and lab facilities, and an increase of $14,000 in insurance expense. These increases were partially offset by a $160,000 decrease in clinical trial expenses, a $140,000 decrease in subcontract expense associated with government contracts and a net decrease of $29,000 in expenses related to our previously rented mobile cleanroom.

The $133,000 increase in professional fees was due to an increase of $123,000 in investor relations expenses associated with facilitating investor awareness and assistance with more widespread dissemination of Company news, an increase of $37,000 associated with accounting and legal services for our Australian subsidiary and $86,000 of legal expenses associated with year-end filings and general corporate matters. Increases were offset by decreases in regulatory services of $85,000, recruiting expense of $28,000 and $6,000 in consulting services.

The $91,000 increase in payroll expense was due to $56,000 in salary expense related to an increase in headcount and a $35,000 increase in stock based compensation related to employee stock option grants.

As a result of the above factors, the company’s net loss increased to approximately $3.3 million in the three months ended June 30, 2023, from approximately $2.9 million in the three months ended June 30, 2022.

The condensed consolidated balance sheet for June 30, 2023, and the condensed consolidated statements of operations for the three month periods ended June 30, 2023 and 2022 follow at the end of this release.

Conference Call

Aethlon Medical will hold a conference call today, Thursday, August 10, 2023, at 4:30 p.m. ET to review its financial results for its first quarter ended June 30, 2023 and recent corporate developments. Interested parties can register for the conference by navigating to https://dpregister.com/sreg/10181673/fa26a9fc02. Please note that registered participants will receive their dial-in number upon registration.

Interested parties without internet access or who are unable to pre-register, may dial in as follows:

Participant Dial In (Toll Free): 1-844-836-8741
Participant International Dial In: 1-412-317-5442

All callers should ask for the Aethlon Medical, Inc. conference call.

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A replay of the call will be available approximately one hour after the end of the call through September 10, 2023. The replay can be accessed via Aethlon Medical's website or by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or Canada toll free at 1-855-669-9658. The replay conference ID number is 7051036.

About Aethlon and the Hemopurifier®

Aethlon Medical is a medical therapeutic company focused on developing the Hemopurifier, a clinical stage immunotherapeutic device which is designed to combat cancer and life-threatening viral infections. In human studies, the Hemopurifier has demonstrated the removal of life-threatening viruses and harmful exosomes from blood utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where exosomes may promote immune suppression and metastasis, and in life-threatening infectious diseases. The Hemopurifier is a U.S. Food and Drug Administration (FDA) designated Breakthrough Device indicated for the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease. The Hemopurifier also holds an FDA Breakthrough Device designation and an open Investigational Device Exemption (IDE) application related to the treatment of life-threatening viruses that are not addressed with approved therapies.

Additional information can be found at www.AethlonMedical.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the Company's ability to successfully complete development of the Hemopurifier and to successfully demonstrate the utility of the Hemopurifier in cancer and infectious diseases and in the transplant setting, the Company’s ability to manage and successfully complete its clinical trials, the Company’s ability to raise additional capital, and other potential risks. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2023, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:
Jim Frakes
Chief Financial Officer
Aethlon Medical, Inc.
Jfrakes@aethlonmedical.com

Investor Contact:
Susan Noonan
S.A. Noonan Communications, LLC
susan@sanoonan.com
917-513-5303

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AETHLON MEDICAL, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

ASSETS
	June 30, 2023	March 31, 2023
	(unaudited)
CURRENT ASSETS
Cash	$12,897,734	$14,532,943
Prepaid expenses	410,223	557,623

TOTAL CURRENT ASSETS	13,307,957	15,090,566

Property and equipment, net	1,284,200	1,144,004
Right-of-use lease asset	1,086,108	1,151,909
Patents, net	1,513	1,650
Restricted cash	87,506	87,506
Deposits	33,305	33,305

TOTAL ASSETS	$15,800,589	$17,508,940

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$844,536	$432,890
Due to related parties	191,314	214,221
Lease liability, current portion	274,520	269,386
Other current liabilities	511,377	588,592

TOTAL CURRENT LIABILITIES	1,821,747	1,505,089

Lease liability, less current portion	869,945	939,642

TOTAL LIABILITIES	2,691,692	2,444,731

COMMITMENTS AND CONTINGENCIES

EQUITY

Common stock, par value of $0.001, 60,000,000 shares authorized; 24,835,321 and 22,992,466 issued and outstanding	24,837	22,994
Additional-paid in capital	158,731,929	157,405,911
Accumulated other comprehensive loss	(7,135)	(6,141)
Accumulated deficit	(145,640,734)	(142,358,555)

TOTAL STOCKHOLDERS' EQUITY BEFORE NONCONTROLLING INTERESTS	13,108,897	15,064,209

Noncontrolling interests	–	–

TOTAL STOCKHOLDERS' EQUITY	13,108,897	15,064,209

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$15,800,589	$17,508,940

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AETHLON MEDICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

For the three month periods ended June 30, 2023 and 2022

	Three Months	Three Months
	Ended 6/30/23	Ended 6/30/22

OPERATING COSTS AND EXPENSES
Professional fees	$976,638	$844,028
Payroll and related	1,123,239	1,029,686
General and administrative	1,308,283	1,032,367
Total Operating Expenses	3,408,160	2,906,081

OPERATING LOSS	(3,408,160)	(2,906,081)

OTHER INCOME
Interest income	125,981	–
	125,981	–

NET LOSS BEFORE NONCONTROLLING INTERESTS	$(3,282,179)	$(2,906,081)

Loss attributable to noncontrolling interests	–	(413)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,282,179)	$(2,905,668)

OTHER COMPREHENSIVE LOSS	(994)	–

COMPREHENSIVE LOSS	$(3,283,173)	$(2,905,668)

Basic and diluted net loss available to common stockholders per share	$(0.14)	$(0.19)

Weighted average number of common shares outstanding	24,314,759	15,486,621

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